Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-8 No. 333-151275) pertaining to the Administaff, Inc. 2008 Employee Stock Purchase Plan
2)	Registration Statements (Form S-8 Nos. 333-159007, 333-140602, 333-66344) pertaining to the Administaff, Inc. 2001 Incentive Plan
3)	Registration Statements (Form S-8 Nos. 333-85151, 333-66342) pertaining to the Administaff, Inc. Non-Qualified Stock Option Plan
4)	Registration Statement (Form S-8 No. 333-36363) pertaining to the Administaff, Inc. 1997 Employee Stock Purchase Plan
5)	Registration Statement (Form S-8 No. 333-85151) pertaining to the Administaff, Inc. 1997 Incentive Plan
6)	Registration Statement (Form S-8 No. 333-118790) pertaining to the Administaff, Inc. Directors Compensation Plan
of our reports dated February 11, 2010, with respect to the consolidated financial statements of Administaff, Inc. and the effectiveness of internal control over financial reporting of Administaff, Inc. included in this Annual Report (Form 10-K) of Administaff, Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Houston, Texas
February 11, 2010